Exhibit 99.1
Lime Energy Co. Acquires Kapadia Energy Services
Acquisition Expands Business and Market Presence, Adds Valuable Engineering Expertise and Brings a More Robust and Fully Integrated Energy Management Platform to an Increased Customer Base
ELK GROVE VILLAGE, IL – September 27, 2006 – Lime Energy Co. (OTCBB: LMEC) announced today that it has closed on the acquisition of Kapadia Consulting Inc., which does business as Kapadia Energy Services (KES), for $1.25 million in cash and 500,000 shares of Lime Energy common stock. Headquartered in Peekskill, New York, KES (www.kapadiaenergy.com) is an energy engineering firm that specializes in energy conservation and energy management which has successfully developed and implemented energy management and energy efficiency projects for commercial, industrial, institutional, and government clients throughout the U.S. and Canada for the past 26 years. Today the company performs energy auditing and analysis, project design and specification and building simulation modeling utilizing leading-edge energy reduction technologies to save valuable electricity dollars for a number of nationally recognized clients including Washington Mutual Bank, Lehman Brothers, CB Richard Ellis and Frito-Lay.
“Since joining Lime Energy, we have consistently stated that our goal for the company is to become the leading national provider of energy saving solutions and energy reduction monitoring and control technologies for government, commercial, industrial and utility customers,” stated David Asplund, CEO of Lime Energy. “Today, we are happy to announce this acquisition which brings us another step closer to achieving this goal. We believe Kapadia is considered one of the country’s leading energy engineering companies which since its inception has helped its customers save almost 1.7 billion kilowatt hours for its customers concluded Mr. Asplund.”
Dan Parke, President and Chief Operating Officer of Lime Energy added, “Kapadia’s customers include some of the nations most prestigious and sophisticated organizations and will greatly compliment and expand our existing base of brand name national clients. The addition of Kapadia to Lime Energy substantially expands our business and market presence across the nation, adds valuable engineering experience, top notch energy engineering management and sales personnel and will now bring to our combined customer base a more robust and fully integrated energy management platform, thereby helping our clients save additional energy dollars.”
“As a company, we have accomplished a great deal and have generated good organic growth over the past 26 years,” stated Pradeep (“PK”) Kapadia, President & CEO of Kapadia Energy. “Now, we are extremely excited about joining the Lime Energy family based on the past experiences and working relationships we have had with both Lime subsidiaries, Parke Industries and Maximum Performance Group. Lime’s tag line, ‘Less is More Efficient’ perfectly describes our own company’s philosophy for the past 26 years. We recognize and completely agree with Lime’s management team that tremendous opportunities exist right now for energy management and electricity efficiency companies, and more importantly, companies that have national reach. We have seen a pick up in our business and expect that demand for energy management services will continue to climb to record levels. We also believe that there is no current market leader in our business sector and that the industry is highly fragmented. Lime has put in place an aggressive growth plan to become that market leading company and we are delighted to become a part of that vision. We believe that by joining Lime at this time and by combining our talents, customer base and energy engineering and technology capabilities, we as a team have an even greater chance of success. We are excited about the future and are looking forward to reaping the benefits of this unprecedented historical growth period for our industry,” concluded Mr. Kapadia.

About Lime Energy
Lime Energy Co. designs, engineers, integrates and installs energy saving solutions and technologies for industrial, commercial, government and utility customers. Lime Energy is comprised of three integrated operating companies, Parke Industries, Kapadia Energy Services and Maximum Performance Group that bring their extensive experience and technologies together to provide customers with total energy solutions. Lime Energy is based in Elk Grove Village, Illinois with seven additional offices in New York, Texas, Utah and throughout California. The company’s common stock is traded on the OTC Bulletin Board under the symbol LMEC. Additional information is available at the company’s website at http://www.lime-energy.com or by calling 847-437-1666.
Investor Relations
Glen Akselrod, Bristol Capital Ltd.
Telephone: (905) 326-1888
E-mail: glen@bristolir.com
FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “should,” “typical,” “preliminary,” “work toward,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2006 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks are referenced in the Company’s current Annual Report on form 10-K or as may be described from time to time in subsequent SEC filings.